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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 23, 2006 (except for Note 9 as to which the date is May 16, 2006) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-132703) and related Prospectus of Houston Wire & Cable Company for the registration of 8,500,000 shares of its common stock.

/s/ ERNST & YOUNG LLP

Houston, Texas
May 16, 2006

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  Exhibit 23.1